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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2005, relating to the consolidated financial statements of West Coast Power LLC, which appears in NRG Energy's Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004 as amended on Form 8-K dated December 20, 2005, which is incorporated by reference in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
December 20, 2005